UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) November 3, 2006

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
      On November 3, 2006, the Public Utilities Commission of Nevada (“PUCN”) released a draft order on Nevada Power Company’s (“NPC”) and Sierra Pacific Power Company’s (“SPPC”) 2006 Integrated Resource Plans (“IRP”). The details of NPC’s and SPPC’s 2006 IRP are available in their Quarterly Reports on Form 10-Q for the quarter ended September 30, 2006. The draft order is scheduled for consideration by the full Commission on November 8, 2006, and a final order is expected to be issued shortly afterwards. The draft order addresses various requests by NPC and SPPC and currently includes language approving their request to commence development of the Ely Energy Center, a major energy project located near Ely, Nevada. However, the PUCN may make substantial modifications to the draft order, which is available on the PUCN’s website at http://puc.state.nevada.us, prior to issuing its final decision on NPC’s and SPPC’s 2006 IRP.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources
(Registrant)

Date: November 3, 2006	By:	/s/ Paul J. Kaleta

Paul J. Kaleta
Senior Vice President, General Counsel and
Corporate Secretary

Nevada Power Company

(Registrant)

Date: November 3, 2006		By: /s/ Paul J. Kaleta

Paul J. Kaleta
Senior Vice President, General Counsel and
Secretary

Sierra Pacific Power Company

(Registrant)

Date: November 3, 2006		By: /s/ Paul J. Kaleta

Paul J. Kaleta
Senior Vice President, General Counsel and
Secretary